Exhibit 4.68

To:	Kassos Navigation S.A. Tilos Shipping (Pte.) Ltd. Symi Navigation S.A. and Halki Navigation S.A.
To:	Aegean Marine Petroleum Network Inc. and Aegean Shipholdings Inc. (as Corporate Guarantors)

Dated: 20 June 2013

Dear Sirs,

Loan Agreement dated 24 April 2008 (as amended)

1         We refer to:

(a)
the loan agreement dated 24 April 2008 as amended and/or restated and/or supplemented by a supplemental agreement dated 30 June 2010, a supplemental letter dated 27 January 2011, a second supplemental agreement dated 28 March 2011, a third supplemental agreement dated 7 April 2011, a second supplemental letter dated 8 June 2011, a fourth supplemental agreement dated 23 June 2011 and a fifth supplemental agreement dated 30 November 2011 (together, the "Loan Agreement") and made (inter alios) between (1) Kassos Navigation S.A., Tilos Shipping (Pte.) Ltd., Symi Navigation S.A. and Halki Navigation S.A. as joint and several borrowers (therein and hereinafter together referred to as the "Borrowers" and individually a "Borrower"), (2) Aegean Baltic Bank S.A. as agent (the "Agent"), security agent (the "Security Agent"), arranger (the "Arranger"), account bank (the "Account Bank"), (3) HSH Nordbank AG as swap provider (the "Swap Provider") and (4) the banks and financial institutions set out in schedule 1 thereto as lenders (the "Banks"), whereby the Banks agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a loan of (originally) up to US$38,800,000;

(b)	the ISDA 1992 Master Agreement dated as of 24 April 2008 as amended by the second supplemental agreement referred to above and made between (1) the Borrowers and (2) the Swap Provider; and

(c)
the corporate guarantee dated 24 April 2008 as amended by the supplemental agreement dated 30 June 2010 and the fourth supplemental agreement dated 23 June 2011 both referred to above (together, the "Aegean Marine Guarantee") made between Aegean Marine Petroleum Network Inc. (the "Aegean Marine Guarantor") and the Security Agent in connection with the Loan Agreement.

2	Words and expressions defined in the Loan Agreement and the Aegean Marine Guarantee shall have the same meanings when used herein.

3	The Borrowers have requested that the Agent, the Security Agent, the Account Bank, the Arranger, the Swap Provider and the Banks consent to the following amendments to the Aegean Marine Guarantee:

3.1	the deletion of the existing clause 5.3.1 of the Aegean Marine Guarantee in its entirety and the insertion of the following new clause 5.3.1 in its place:

"5.3.1	The Guarantor undertakes with the Security Agent that for so long as any moneys are owing under the Security Documents, it will ensure that:

(a)       Consolidated Book Net Worth

at the end of each Accounting Period, the Consolidated Book Net Worth shall not be less than Four hundred and ten million Dollars ($410,000,000);

(b)       Leverage

at the end of each Accounting Period, the Leverage Ratio will not be higher than 0.75:1;

(c)       Current Ratio

the Current Ratio:

(i)	at the end of each Accounting Period ending on or before 29 March 2012, will not be lower than 1.15:1;

(ii)	at the end of each Accounting Period ending between 30 March 2012 and 30 June 2013 (both inclusive), will not be lower than 1.05:1;

(iii)	at the end of each Accounting Period ending after 30 June 2013, not be lower than 1.15:1; and

(d)       Liquidity Ratio

at the end of each Accounting Period, the Liquidity Ratio shall be higher than 0.5:1.0.".

4
The Agent, the Security Agent, the Account Bank, the Arranger, the Swap Provider and the Banks hereby confirm their consent to the above amendments to the Aegean Marine Guarantee on condition that each Borrower and the other Security Parties shall have confirmed their agreement and consent to the arrangements of this letter by counter-signing this letter by signatories acceptable to the Agent in all respects and, with effect on and from the date when the Agent advises the Borrowers that it is satisfied that such confirmation has taken place, the Aegean Marine Guarantee shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 3 above.

5
Save as amended by this letter, the provisions of the Aegean Marine Guarantee shall continue in full force and effect and the Aegean Marine Guarantee and this letter shall be read and construed as one instrument.

6	This letter and any non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, English law.

Yours faithfully,

/s/ Filippos E. Tsamanis	/s/Melina A. Kapetanaki
Filippos E. Tsamanis	Melina A. Kapetanaki
Attorney-in-fact
for and on behalf of
AEGEAN BALTIC BANK S.A.
as Agent

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing.

/s/ Filippos E. Tsamanis	/s/Melina A. Kapetanaki
Filippos E. Tsamanis	Melina A. Kapetaneki
Attorney-in-fact
for and on behalf of
AEGEAN BALTIC BANK S.A.
as Account Bank, Arranger, Bank and Security Agent

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing

/s/ Justin Tessmer	/s/Matthias Evers
Justin Tessmer	Matthias Evers
Attorney-in-fact
for and on behalf of
HSH NORDBANK AG
as Swap Provider and Bank

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Aegean Marine Guarantee or other equivalent references, shall be deemed to be references to the Aegean Marine Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Illegible
Attorney-in-fact
for and on behalf of
KASSOS NAVIGATION S.A.
as Borrower

Date: 20 June 2013

/s/ Illegible
Attorney-in-fact
for and on behalf of
TILOS SHIPPING (PTE.) LTD.
as Borrower

Date: 20 June 2013

/s/ Illegible
Attorney-in-fact
for and on behalf of
SYMI NAVIGATION S.A.
as Borrower

Date: 20 June 2013

/s/ Illegible
Attorney-in-fact
for and on behalf of
HALKI NAVIGATION S.A.
as Borrower

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Aegean Marine Guarantee or other equivalent references, shall be deemed to be references to the Aegean Marine Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Illegible
Attorney-in-fact
for and on behalf of
AEGEAN MARINE PETROLEUM NETWORK INC.
as Corporate Guarantor

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Aegean Marine Guarantee or other equivalent references, shall be deemed to be references to the Aegean Marine Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Illegible
Attorney-in-fact
for and on behalf of
AEGEAN SHIPHOLDINGS INC.
as Corporate Guarantor

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Aegean Marine Guarantee or other equivalent references, shall be deemed to be references to the Aegean Marine Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Illegible
Attorney-in-fact
for and on behalf of
AEGEAN BUNKERING SERVICES INC.
as Manager

Date: 20 June 2013

SK 23250 0002 1471117